Exhibit 16

             FOURTH AMENDED AND RESTATED JOINT FILING AGREEMENT

               In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $1.00 per share, of SPS Technologies, Inc., a Pennsylvania corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such
     Schedule 13D. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 26th day of January, 1996.

     TINICUM INVESTORS

     By:  /s/ Eric M. Ruttenberg
          Eric M. Ruttenberg
          Managing Partner

     RIT CAPITAL PARTNERS plc

     By:  /s/ D. W. A. Budge
          D. W. A. Budge
          Director

     J. ROTHSCHILD CAPITAL MANAGEMENT LIMITED

     By:  /s/ Paul R. Griffiths
          Paul R. Griffiths
          Director

     ST. JAMES'S PLACE CAPITAL plc

     By:  /s/ Sir Mark Weinberg
          Sir Mark Weinberg
          Director

     By:  /s/ Eric M. Ruttenberg
          Derald H. Ruttenberg
            by Eric M. Ruttenberg, Attorney-in-fact

     By:  /s/ Eric M. Ruttenberg
          Eric M. Ruttenberg


     By:  /s/ Eric M. Ruttenberg
          John C. Ruttenberg
            by Eric M. Ruttenberg, Attorney-in-fact

     By:  /s/ Eric M. Ruttenberg
          Katherine T. Ruttenberg
            by Eric M. Ruttenberg, Attorney-in-fact

     By:  /s/ Eric M. Ruttenberg
          Hattie Ruttenberg
            by Eric M. Ruttenberg, Attorney-in-fact

     By:  /s/ Putnam L. Crafts, Jr.
          Putnam L. Crafts, Jr.

     By:  /s/ James H. Kasschau
          James H. Kasschau